EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of March 31, 1998, by and among FOCUS ENHANCEMENTS, INC., a corporation organized under the laws of the State of Delaware (the "Company"), and Digital Vision, Inc., a corporation organized under Massachusetts ("DVI").

         WHEREAS:

         A. In connection with the Purchase Agreement of even date herewith by and between the Company and DVI (the "Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to DVI three hundred fifty thousand (350,000) shares of the Company's common stock, par value $.01 per share, unregistered with restrictive legends (the "Common Stock"); and

         B. To induce DVI to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and DVI hereby agree as follows:

         1.       DEFINITIONS.

                  a. As used in this Agreement, the following terms shall have the following meanings:

                          (i) "Seller" means DVI.

                          (ii)  "register,"   "registered,"  and  "registration"
refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                          (iii) "Registrable Securities" means the Common Shares
issued or issuable pursuant to the Purchase and Sale Agreement.

                          (iv)  "Registration  Statement" means any registration
statement of the Company under the Securities Act required to be filed pursuant hereto (including all amendments or supplements to any such Registration Statement).

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                  b.  Capitalized  terms used herein and not  otherwise  defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

         2.       REGISTRATION.

                  a. Mandatory Registration. The Company shall use its diligent business efforts to ensure the registration of the Registrable Securities by the ninetieth (90th) day following the date hereof. In connection therewith, the Company shall prepare, and, as soon as practicable, but in no event later than, on or before the ninetieth (90th) day following the date hereof (the "Filing Date"), file with the SEC a Registration Statement on Form S-3 or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities, covering the resale of all of the Registrable Securities.

                  b. Eligibility for Form S-3. The Company represents and warrants that, as of the date of this agreement, it meets the requirements for the use of Form S-3 for registration of the sale by Seller and any transferee or assignee of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

         3.       OBLIGATIONS OF THE COMPANY.

         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

                  a. The Company shall prepare and file with the SEC the Registration Statement required by Section 2(a) as soon as practicable after the date hereof (but in no event later than the Filing Date), and cause such Registration Statement relating to Registrable Securities to become effective as soon as practicable after such filing, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of
(i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to Seller) may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

                  b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the
Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such

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Registrable  Securities  have been disposed of in  accordance  with the intended methods of disposition by Seller or sellers thereof as set forth in the Registration Statement.

                  c. The Company shall furnish to Seller (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus, final prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC regarding the registrable securities (including, without limitation, any request to accelerate the effectiveness of any Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Seller.

                  d. The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of The Commonwealth of Massachusetts,
(ii) prepare and file such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in The Commonwealth of Massachusetts; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                  e. As promptly as practicable after becoming aware of such event, the Company shall notify Seller of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver one such supplement or amendment to Seller.

                  f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a
Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement) and to notify Seller of the issuance of such

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order  and  the  resolution  thereof  (and  if such  Registration  Statement  is supplemented or amended, deliver such number of copies of such supplement or amendment to Seller as Seller may reasonably request).

                  g. The Company shall hold in confidence and not make any disclosure of information concerning Seller provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) Seller consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning Seller is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to Seller prior to making such disclosure, and allow Seller, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  h. The Company shall comply with all applicable laws related to the Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC.)

         All obligations of the Company under this Section 3 (except for those obligations set forth in paragraph (l) of this Section 3) shall terminate as soon as Seller no longer owns any Registrable Securities.

         4.       OBLIGATIONS OF THE SELLER.

         In connection with the registration of the Registrable Securities, the Seller shall have the following obligations:

                  a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of Seller, that Seller shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

                  b. Seller, by Seller's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

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
                  c. Seller agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(e) or 3(f), Seller will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Seller's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 3(e) or 3(f) and, if so directed by the Company, Seller shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Seller's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         5.       EXPENSES OF REGISTRATION.

         All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to Section 2, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company shall be borne by the Company.

         6.       INDEMNIFICATION.

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) Seller, and (ii) the directors, officers, partners, members, employees, agents and each person who controls Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other applicable securities law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Seller and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained

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herein, the indemnification  agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by Seller pursuant to Section 9 hereof.

                  b. In connection with any Registration Statement in which Seller is participating, Seller agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by Seller expressly for use in connection with such Registration Statement; and subject to Section 6(c) Seller will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of Seller, which consent shall not be unreasonably withheld; provided, further, however, that Seller shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds actually received by Seller as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

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                  c.  Promptly  after  receipt  by  an  Indemnified   Person  or
Indemnified  Party  under this  Section 6 of notice of the  commencement  of any
action  (including  any  governmental   action),   such  Indemnified  Person  or
Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Seller, if the Seller is entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7.       CONTRIBUTION.

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

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         8.       AMENDMENT OF REGISTRATION RIGHTS.

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Seller. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon Seller and the Company.

         9.       MISCELLANEOUS.

                  a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  b. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Seller:

                           Digital Vision, Inc.
                           c/o Arthur Little
                           33 Broad Street
                           10th Floor
                           Boston, MA  02109
                           Tel:  (617) 742-2790
                           Fax:  (617) 723-7107

with a copy to:

                           John H. Morton
                           Hale & Dorr
                           60 State Street
                           Boston, MA  02109
                           Tel:  (617) 526-6235
                           Fax:  (617) 526-5000


and to Company if delivered personally, sent by facsimile or nationally recognized overnight delivery service, or mailed by certified mail, postage prepaid, addressed to:

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                           FOCUS Enhancements, Inc.
                           142 North Road
                           Sudbury, Massachusetts 01776
                           Attn:   Thomas L. Massie
                           Tel:  (978) 371-2000
                           Fax:  (978) 371-8471

with a copy to:

                           FOCUS Enhancements, Inc.
                           142 North Road
                           Sudbury, Massachusetts 01776
                           Attn:   Christopher P. Ricci, Esq.
                           Tel:  (978) 371-8420
                           Fax:  (978) 371-8471


                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts made and to be performed in The Commonwealth of Massachusetts. Seller irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in The Commonwealth of Massachusetts in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Seller irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Seller further agrees that service of process upon Seller, mailed by first class mail shall be deemed in every respect effective service of process upon Seller in any such suit or proceeding. Nothing herein shall affect the Company's right to serve process in any other manner permitted by law. Seller agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  e. This Agreement and the Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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                  h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  j. For purposes of this Agreement, the term "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.


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                                       10

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         IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

FOCUS ENHANCEMENTS, INC.

By:
Name:
Its:

SELLER:

DIGITAL VISION, INC.


By:
Name:
Its: